Exhibit 10.4

FORM OF AMENDMENT

FIRST AMENDMENT TO

THE NOTICE OF RESTRICTED STOCK UNIT GRANT

AND RESTRICTED STOCK UNIT AGREEMENT

THIS FIRST AMENDMENT TO THE NOTICE OF RESTRICTED STOCK UNIT GRANT AND RESTRICTED STOCK UNIT AGREEMENT (this “Amendment”), is adopted and approved by the Compensation Committee (the “Committee”) of the Board of Directors of View, Inc. (the “Company”), effective as of September 8, 2022. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in that certain Notice of Restricted Stock Unit Grant (the “Notice”) and Restricted Stock Unit Agreement between the Company and [•] (the “Executive”), effective as of [•] (the “Award Agreement”).

1.	The paragraph captioned “Vesting Schedule” of the Notice is hereby amended and restated in its entirety to read as follows:

“Vesting Schedule: Subject to Section 3 of the Award Agreement, the Restricted Stock Units underlying this Award (the “RSUs”) will vest only upon the satisfaction of the time-vesting conditions, subject to Participant’s continued employment through each applicable time-vesting date.”

2.	Section 1 “Time-Based Vesting Condition” of the Notice is hereby amended and restated in its entirety to read as follows:

“2. Time-Based Vesting Condition. Participant’s RSUs shall time vest as follows: twenty-five percent (25%) of Participant’s RSUs will vest on the twelve (12) month anniversary of the Vesting Commencement Date, and the remaining RSUs seventy-five percent (75%) shall vest on a monthly basis over the following thirty-six (36) months (rounded down to the nearest whole share). The time-based vesting of the RSUs shall be subject to the Participant’s continued status as a Service Provider (the “Service Condition”) through each applicable time-vesting date, and any Shares underlying RSUs that are not vested as of the date of Participant’s termination as a Service Provider shall be returned to the Plan.”

3.	Section 2 “Performance-Based Vesting Condition” of the Notice is hereby deleted in its entirety.

4.	Section 3 “Change in Control Treatment of Vesting Conditions” of the Notice is hereby amended and restated in its entirety to read as follows:

“3. Change in Control Treatment of Vesting Conditions: Notwithstanding anything in the Plan or the Award Agreement, including this Notice of Grant, to the contrary, in the event that a Change in Control occurs while Participant satisfies the Service Condition, any RSUs then-subject to time-based vesting shall continue to time vest pursuant to and in accordance with Section 1 of this Notice of Grant following the effective time of the Change in Control unless otherwise agreed at such time.”

5.	Section 5 “Forfeiture upon Termination of Status as a Service Provider” of the Award Agreement is hereby amended and restated in its entirety to read as follows:

“5. Forfeiture upon Termination of Status as a Service Provider. Except as otherwise provided in the Notice of Grant, any Restricted Stock Units that have not time-vested will be forfeited and will return to the Plan on the date Participant’s status as a Service Provider ceases.”

6.

Effect on the Notice and Award Agreement. This shall be and hereby is incorporated in and forms a part of the Notice and Award Agreement. All other terms and provisions of the Notice and Award Agreement shall remain unchanged except as specifically modified herein.

7.

Governing Law and Venue. This Amendment shall be governed by and construed according to the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Amendment, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal court in San Francisco, California, and no other courts.

8.

Executive’s Review, Acknowledgment and Consent. The Executive agrees and acknowledges he or she has received and has had an opportunity to review the Amendment. By signing below, the Executive agrees and consents to the application of the Amendment and the term set forth herein.

Acknowledged and agreed as of August [•], 2022:

[•], as Executive